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                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-1 of our report dated February 7, 1996, except as to the fourth paragraph of Note 11 for which the date is May 20, 1996, on our audits of the financial statements of Algos Pharmaceutical Corporation. We also consent to the reference to our firm under the captions 'Selected Financial Information' and 'Experts.'

                                          COOPERS & LYBRAND L.L.P.

Princeton, New Jersey
May 21, 1996

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